SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No. )

Filed by the Registrant         X
                               ---
Filed by a Party other than the Registrant      |_|

Check the appropriate box

      Preliminary Proxy Statement
---
 X       Definitive Proxy Statement
---
      Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
---

                        BIOSEARCH MEDICAL PRODUCTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required
---
      Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.
---

1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

      Fee paid previously with preliminary materials
---
--- Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

                              PRESIDENT'S MESSAGE

To Our Shareholders

In 1996, as I reported to you last year, our two year agreement with Sherwood Davis & Geck expired on May 19th. We, however, continue to make product for Sherwood on a purchase order basis. Our total sales to Sherwood in 1996 amounted to $1,950,000.

Our R & D efforts focus on endoscopic products in 1996 and we are awaiting F.D.A. approval on an improved biopsy forceps and tripod graspers which will further augment our existing product line for flexible gastroenterology and endoscopy.

Our sales network was financially handicapped during 1996, yet was able to increase our selling opportunities for endoscopic accessories as well as our anorectal biofeedback device for fecal dysfunction, mostly on the international side.

As reported in 1995, the Company continued its arrangement with Sims/Portex for the distribution of its intermittent urinary catheter coated with Hydromer(R). The product launch was delayed until April 1997. The Company has a committment with Sims/Portex for 1997 and is negotiating a long term sales agreement. The Company is also ready to introduce its own intermittent urinary catheter in the United States in 1997 while awaiting F.D.A approval on its biofeedback unit for urinary incontinence for males & females. This will further broaden our urinary product line.

The enthusiasm of our co-workers to stay with us through very trying times and their dedication to make this company a success, coupled with the excellent reception of our products both domestically and internationally, while hampered financially, are the reasons for our continuous cautious outlook in 1997 and beyond.

Many hurdles, however, remain in our way. Our ability to continue is dependent upon our success at generating sufficient cash flow or obtaining additional financing required to meet our long-term obligations, to support our working capital needs and sustain the Company as it strives to generate profitable revenue levels.

We again remain poised to face this challenge and look forward to a strong business relationship with all our valued customers.



Manfred F. Dyck
President & CEO
April 2, 1997

                        BIOSEARCH MEDICAL PRODUCTS, INC.

                         -------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JUNE 18, 1997

                         -------------------------------
                                                       Somerville, New Jersey
                                                                  May 9, 1997

TO THE HOLDERS OF COMMON STOCK OF
BIOSEARCH MEDICAL PRODUCTS, INC.:

     The Annual Meeting of the Shareholders of BIOSEARCH MEDICAL PRODUCTS, INC. will be held at the RYLAND INN, U.S.ROUTE 22 WEST, WHITEHOUSE, NJ 08876, Wednesday, June 18, 1997, at 10:00 AM, for the following purposes, as more fully described in the accompanying Proxy Statement:

          1.   To elect directors of the Company for the ensuing year.

          2. To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

     The close of business on May 1, 1997 has been fixed by the Board of Directors as the record date for the determination of shareholders entitled to notice of, and to vote at, the Meeting.



                              By Order of the Board of Directors,




                              Robert J.  Moravsik, Secretary


     You are cordially invited to attend the Meeting in person. If you do not expect to be present, please mark, sign, and date the enclosed form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that your vote can be recorded.

PROXY STATEMENT

     This Proxy Statement, which will be mailed commencing on or about May 9, 1997 to the persons entitled to receive the accompanying Notice of Annual Meeting of Shareholders, is provided in connection with the solicitation of Proxies on behalf of the Board of Directors of Biosearch Medical Products, Inc., for use at the Annual Meeting of Shareholders to be held on June 19, 1997, and at any adjournment or adjournments thereof, for the purposes set forth in such Notice. The Company's executive office is located at 35 Industrial Parkway, Somerville, New Jersey 08876.

     At the close of business on May 1, 1997, the record date stated in the accompanying Notice, the Company had outstanding 2,202,858 shares of common stock, without par value (the "Common Stock"), each of which is entitled to one vote with respect to each matter to be voted on at the Meeting. The Company has no class or series of stock outstanding other than the Common Stock.

     On May 1, 1997, Manfred F. Dyck, President and a director of the Company, beneficially owned approximately 17.7% of the outstanding Common Stock of the Company, and his wife, Ursula M. Dyck, a director of the Company, beneficially owned an additional 1.5% of the Common Stock. Such ownership may enable such shareholders to exercise a controlling influence over the Company's affairs.

                            I. ELECTION OF DIRECTORS
                                  (PROPOSAL I)

     Six directors will be elected at the Annual Meeting of Shareholders, each to serve for one year and until a successor shall have been chosen and qualified. It is the intention of each of the persons named in the accompanying form of Proxy to vote the shares represented thereby in favor of the six nominees listed in the following table, unless otherwise instructed in such Proxy. Each such nominee is currently serving as a director. In case any of the nominees are unable or decline to serve, such persons reserve the right to vote the shares represented by such Proxy for another person duly nominated by the Board of Directors in such nominee's stead or, if no other person is so nominated, to vote such shares only for the remaining nominees. The Board of Directors has no reason to believe that any person named will be unable or will decline to serve. Certain information concerning the nominees for election as directors is set forth below. Such information was furnished by them to the Company.

NOMINEES FOR ELECTION

                                           AMOUNT AND NATURE
                                           OF BENEFICIAL
                                           OWNERSHIP OF              PERCENT OF
NAME, AGE, & PRINCIPAL                     COMMON STOCK              OUTSTANDING
OCCUPATION                                 AS OF MAY 1, 1997 (1)     SHARES
----------------------                     ---------------------     -----------

MANFRED F. DYCK, age 61; President of          390,863 (2)             18.0
 the Company since 1975; Director, CEO &
 President: Hydromer, Inc., (developer
 and marketer of polymeric complexes).
 Director of the Company since 1975.


URSULA M. DYCK, age 62;                         33,516 (3)              1.9
 Vice President, Sales of
 Company from 1991 to 1996;
 Director: Hydromer, Inc.;
 Director of the Company
 since 1975.

DAVID M. SCHRECK, M.D. age 43;                    8,000(4)              0.4
 Chief, Department of Emergency Medicine,
 Medical Director, Muhlenberg Regional
 Medical Center since 1991; also
 President EMO Medical Officiers in
 Livingston, NJ. Director of the Company
 since April 1996.



FREDRICK A. PERL, MD, age 69                      8,000(4)              0.4
  Attending staff, Somerset Medical
  Center since 1957; Consulting staff
  Ocstetrics and Gynecology, Carrier
  Clinic since 1959; Affiliated with
  St. Peter's Medical Center, active staff
  Since 1994,  Director of the Company
  since December 1996

                                           AMOUNT AND NATURE
                                           OF BENEFICIAL
                                           OWNERSHIP OF              PERCENT OF
NAME, AGE, & PRINCIPAL                     COMMON STOCK              OUTSTANDING
OCCUPATION                                 AS OF MAY 1, 1997 (1)     SHARES
----------------------                     ---------------------     -----------

KLAUS J.H. MECKELER, M.D. age 63;                 8,000(4)              0.4
  Clinical Professor of Medicine
  UMDNY, Robert Wood Johnson Medical School
  Former Chief of Gastroenterology
  and Director of Endoscopic Clinic
  (a clinic specializing in
  gastrointestinal disorders)
  Somerset Medical Center, since
  1966; Director of the
  Company since January 1984.

HERBERT W. MARACHE, age 69;                      8,200 (5)              0.4
  Senior Vice President, Janney
  Montgomery Scott Inc. since March
  1988.  Prior to March 1988 Director
  and Vice President of Moseley Securities
  Corp., (an investment banker).

---------------

(1) Except as otherwise indicated, as of May 1, 1997, each nominee had sole voting and investment power with respect to all shares shown in the table as beneficially owned by such nominee.

(2) Includes an aggregate of 3,549 shares held by Mr. Dyck as custodian for certain of his children, and includes 13,013 shares held with sole voting and investment power by certain other of Mr. Dyck's children; also includes 19,250 stock options in Mr. Dyck's name and 10,332 options in the name of Mr. Dyck's son Martin. Excludes shares held by Ursula M. Dyck, his wife, individually or as custodian (see note 3 below).

(3) Includes an aggregate of 3,729 shares held by Mrs. Dyck as custodian for certain of her children but does not include any shares held with sole voting and investment power by certain of Mrs. Dyck's children, as to which Mrs. Dyck disclaims beneficial ownership or shares held by Manfred F. Dyck, her husband, individually or as custodian (see note 2 above).

(4) These 8,000 shares are issuable in respect of stock options held by Dr. Klaus J.H. Meckeler, Dr. Frederick Perl and Dr. David Schreck granted for services rendered as Board Members.

(5)  Includes 8,000 shares issuable in respect to options granted to Mr.
     Marache.

     No family relationship exists between any of the directors or executive officers of the Company, except that Manfred F. Dyck and Ursula M. Dyck are husband and wife and Martin C. Dyck who serves as the Company's Vice President of Manufacturing is their son.

BOARD MEETINGS

     During the past year, the Board of Directors of the Company met nine times. Each of the persons named above attended at least seventy-five percent (75%) of the meetings of the Board of Directors and meetings of any committees of the Board on which such person served which were held during the time that such person served, except for Dr. Perl who was not a member of the Board of Directors until December 1996, Dr. Schreck who joined the Board in April of 1996 and Mr. Marache who suffered an illness in 1996 for a period of 6 months.

COMMITTEES IN GENERAL

     The Board of Directors of the Company does not have a Nominating Committee or a Compensation Committee. In June of 1989 the Company formed an Audit Committee to oversee the auditing process and evaluate the performance of the outside accountants. The Audit Committee met on one occasion in 1996. The Board of Directors approved a practice in 1990 whereby the outside directors are to approve the raises of all employees whose salaries are above $50,000 a year.

SECTION 16 FILING OBLIGATIONS

     During 1996 all directors and officers have complied with their obligation to file the reports which are required by Section 16(a) of the Exchange Act. The Company is not aware of any failure on the part of beneficial owners of more then 10% of the outstanding common stock of the Company, to file timely reports.

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the CEO and executive officers of the Company whose cash compensation exceeded $100,000 as of December 31, 1996.


                                                                Long Term Compensation
                                                            -----------------------------
                             Annual Compen.                 Awards                Payouts
                             --------------     Other       ---------             -------
Name                                            Annual      Restricted                         All Other
and                                             Compen-     Stock                  LTIP        Compen-
Principle                                       sation      Award      Options/    Payouts     sation
Position            Year   Salary($) Bonus($)   ($){1}       ($)       SARs(#){2}    ($)          ($)
--------            ----   --------- --------   ------      --------   ----------  --------    ---------
Manfred F. Dyck     1996    192,500     0       16,760        0            0          0           0
                    1995    192,500     0       16,210        0            0          0           0
                    1994    157,471     0       14,000        0          19,250       0           0

     No other executive qualifies for inclusion in this table.

          Notes:

               1. Prior to 1993 Mr. Dyck was supplied with a 1983 automobile which has been fully depreciated by the Company. In 1993 and in lieu of a $5000 automobile allowance given to other executives, the Company transferred title of this 1983 car to Mr. Dyck.

               2. On April 6, 1994 Mr. Dyck was granted 19,250 options to purchase Company stock at $0.50; all options have vested as of May 1, 1997. (See Options granted).

     The Company has customary medical and group life insurance programs. See "Certain Employee Benefit Arrangements" below. See also "Certain Agreements with Directors and Executive Officers" and "Other Information Concerning Directors, Officers, and Shareholders" below. The Company makes certain benefits not described elsewhere herein available to its executive officers with a view to acquiring and retaining qualified personnel and facilitating job performance. The Company considers such benefits to be ordinary and incidental business costs and expenses. The aggregate value of such benefits in the case of each executive officer in the above table, which cannot be precisely ascertained, but is less than the lesser of (a) 10% of the total salary and bonus paid to each executive officer or (b) $50,000 as the case may be, is not included in such table.

OPTION GRANTED

     The Board of Directors granted Manfred F. Dyck, as Chairman of the Board, the authority to grant options for up to 3,600 shares of the Common Stock of the Company to key employees of, and consultants to, the Company. The exercise price of the options is $5.00 per share, and the other terms and conditions of the options are to be determined at the discretion of the Chairman of the Board. In 1996 none of these options were granted.

     On April 6, 1994 Stock Options to purchase 133,515 shares at $0.50 were awarded to 13 managerial and executive employees including Manfred F. Dyck who received 19,250. These options vested on April 7, 1997. The options expire if the employee resigns. It was the Company's opinion that such awards are necessary to retain the companies experienced executive and managerial staff.

OPTION GRANTS IN LAST FISCAL YEAR

                                 % of Total
                                  Options          Exercise or
                                  Granted          Base Price         Expir-
                      Options       in             Per Share           ation
        Name          Granted    Fiscal Year          ($/sh)           Date
        ----          -------    -----------       ----------         ------
Dr. David Schreck      8000         100              .20            5/30/2001

Note: In February 1997, Dr. Frederick Perl was granted 8000 options at $.17 expiring 2/2002. These options vest at the rate of 25% every three months until fully vested in 2/1998.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR END OPTION STATUS


                                                                  Number of Unexercised
                                                                     Options Held at               Val.of Unexer, in the money
                                                                     Fisc. Year End (#)          Options at Fiscal Year End ($)
                                Shares                            --------------------------     ------------------------------
                             Acquired when     Value              Exercis-        Unexercis-     Exercis-           Unexercis-
      Name                   Exercised(#)    Realized($)           able             able           able                able
      ----                   -------------   -----------          --------        ----------     --------           -----------
Manfred F. Dyck, CEO, BD         --              --                 23,850           0               0                   0

LONG-TERM STOCK INCENTIVE PLAN AWARDS

     The Company did not have such a plan in effect for the fiscal year 1996 and has no present intention to establish such a plan.

PROFIT SHARING RETIREMENT PLAN

     The Company has a "401K" Plan in effect for all of its employees. Subject to the discretion of the Company, exercised each year, it contributes 33 1/3% of employee contributions up to 6% to the plan. Effective May 1, 1991, the Company has discontinued the contribution subject to further action by the Board. The full costs of administering the plan, which includes service fees paid to an insurance company for administering the plan and monies paid to the Company's auditors to provide an audit report, will be borne by the Company.

CERTAIN AGREEMENTS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Mr. Dyck has an employment agreement with the Company which provides a minimum annual salary of $193,000, and a 6-month notice of termination. The Company was obligated to maintain "key man" life insurance to fulfill its obligations in part under this Agreement as long as Mr. Dyck had to guarantee any obligation of the Company. Mr. Dyck was required to devote at least 90% of his business time to the affairs of the Company. On January 1, 1993 the Company and Mr. Dyck agreed that his annual salary would be reduced to $96,500 and he would be required to work on a part time basis of three days per week. On June 4, 1994 Mr. Dyck's salary was increased to the full time amount of $193,000 per year. In December as part of a cost reduction plan, Mr. Dyck voluntarily agreed to a salary reduction to $150,000 per year. On February 5, 1997 Mr. Dyck presented the Board with a cost reduction program which resulted in his salary being reduced to $97,500/year based on a three day work week.

     For services rendered to the Company certain directors of the Company were granted options to purchase Common Stock of the Company. (See "Options Granted" above.)

     Each director of the Company is entitled to receive compensation in the amount of $750 for each meeting of the Board of Directors attended either in person or telephonically, and $200 for each specially called telephonic conference meeting. In December of 1996 and until further notice the Board agreed to accrue, but not pay Directors fees.

INFORMATION CONCERNING CERTAIN SHAREHOLDERS

     The shareholders (including any "group" as that term is used in Section 13(d) (3) of the Securities Exchange Act of 1934), who, to the knowledge of the Board of Directors of the Company, owned beneficially more than 5% of any class of the outstanding voting securities of the Company as of May 1, 1997, each Director of the Company who owned beneficially shares of Common Stock and all Directors and Officers of the Company as a group, and their respective share holdings as of such date (according to information furnished by them to the Company), are set forth in the following table. Except as indicated in the footnotes to the table, all of such shares are owned with sole voting and investment power. The company has one class of shares.

                                  SHARES OF COMMON STOCK
NAME AND                         OWNED BENEFICIALLY AS OF             PERCENT
ADDRESS                               MAY 1, 1997                    OF CLASS
--------                         ------------------------            --------
Manfred F. Dyck                         390,863 (1)                    17.7
  255 Holland Road
  Far Hills, NJ  07931

Ursula M. Dyck                           33,516 (2)                     1.5
  255 Holland Road
  Far Hills, NJ  07931

Frederick A. Perl                        8,000  (3)                     0.4
  951 North Mountain Ave.
  Boundbrook, NJ   08805

David M. Schreck                         8,000  (3)                     0.4
  80 Division Ave.
  Summit, NJ  07901

Klaus J.H. Meckeler                      8,000  (3)                     0.4
  720 Route 202-206
  Bridgewater, NJ  08807

Herbert W. Marache, Jr.                   8,200 (4)                     0.4
  417 West Lyon Farm Dr.
  Greenwich, CT  06831

Steve N. Bronson                        239,494                        10.9
2101 W. Commercial Blvd, Suite 1500
Ft. Lauderdale, Florida 33309

All Directors and Officers              465,679 (5)                    21.1
  as a Group (9 persons)


(1) Includes an aggregate of 3,549 shares held by Mr. Dyck as custodian for certain of his children and includes 13,013 shares held with sole voting and investment power by certain of Mr. Dyck's children, also includes 19,250 stock options in Mr. Dyck's name and 10,332 options in the name of Mr. Dyck's son Martin. Does not include shares held by Ursula M. Dyck, Mr. Dyck's wife, individually or as custodian (see note 2 below).

(2) Includes an aggregate of 3,729 shares held by Mrs. Dyck as custodian for certain of her children but does not include any shares held with sole voting and investment power by certain of Mrs. Dyck's children, as to which Mrs. Dyck disclaims beneficial ownership or shares held by Manfred F. Dyck, her husband, individually or as custodian (see note 1 above).

(3) These 8,000 shares are issuable in respect of stock options held by these individuals granted as part of their services to the Company as Board members.

(4)  Includes 8,000 shares issuable pursuant to options granted to Mr. Marache.

(5) Includes options presently held by Officers, see "Options Granted Outside Of Stock Option Plan."

OTHER INFORMATION CONCERNING DIRECTORS,
OFFICERS AND SHAREHOLDERS

     The Company, during 1996 was a party to various transactions with Hydromer, Inc. Hydromer provides the Company with chemicals and analytical services. In 1996 the Company purchased approximately $35,000 worth of goods and services from Hydromer and billed Hydromer for approximately $15,000 for services and out of pocket expenses incurred in its behalf (the Company provides secretarial services to Hydromer at $500 per month). In addition, the Company paid Hydromer $$37,000 representing a minimum royalty fee for a patent/know-how license concerning the Hydromer coatings. Manfred F. Dyck and Ursula M. Dyck, both of whom are Officers or Directors of the Company, are also directors of Hydromer. Mr. Manfred Dyck is the President and CEO of Hydromer. In total they hold 43% (on a fully diluted basis) of the capital stock of Hydromer. The Company believes that the terms of the foregoing arrangement are fair and equitable to both parties.

     Beginning in 1993 and until July 1995 the General Counsel of the Company provided license consulting services to Hydromer at a monthly fee of $1,000. Thereafter he was hired by Hydromer on a part time one day per week basis as a Contract Administrator.

     In 1996 the Company established a medical advisory board consisting in part of the three Directors of the Company who are M.D.'s. Directors Meckeler, Perl and Schreck have not been compensated for the meetings attended but the Company expects to formulate a policy in the future pertaining to advisory boards.

                  II. RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Amper, Amper, Politziner & Mattia to serve as independent accountants for the Company for the fiscal year ending December 31, 1996. The Board of Directors considers this firm to be eminently qualified.

     A representative of Amper, Politzner & Mattia will be present at the Meeting with the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

                               III. OTHER MATTERS

     The Board of Directors of the Company does not know of any other matters which may be brought before the Meeting. However, if any such matters are properly presented for action, it is the intention of the person named in the accompanying form of Proxy to vote the shares represented thereby in accordance with their judgment on such matters.

                                IV. MISCELLANEOUS

     If the accompanying form of Proxy is executed and returned, the shares of Common Stock represented thereby will be voted in accordance with the terms of the Proxy, unless the Proxy is revoked. If no directions are indicated in such Proxy, the shares represented thereby will be voted in the election of directors IN FAVOR OF the items proposed by the Board of Directors. Any Proxy may be revoked at any time before it is exercised. The casting of a ballot at the Meeting by a shareholder, who may have already given a Proxy, will have the effect of revoking the same.

     All costs relating to the solicitation of Proxies will be borne by the Company. Proxies will be solicited by the Company by mail and the Company may pay brokers and other persons holding shares of stock in their names or those of their nominees for their reasonable expenses in sending soliciting material to their principals.

     It is important that Proxies be returned promptly. Shareholders who do not expect to attend the Meeting in person are urged to mark, sign, and date the accompanying form of Proxy and mail it in the enclosed return envelope, which requires no postage if mailed in the United States, so that their votes can be recorded.

SHAREHOLDER PROPOSALS

     Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of the Company must be received by the Company by January 15, 1998 in order to be considered for inclusion in the Company's Proxy Statement relating to such Meeting.

BIOSEARCH MEDICAL PRODUCTS, INC. ANNUAL MEETING TO BE HELD ON 06/18/97 AT 10:00 A.M. EDT FOR HOLDERS AS OF 05/01/97

     5784       1-0001   THIS FORM IS PROVIDED FOR INFORMATIONAL PURPOSES ONLY.
                         PLEASE DO NOT USE IT FOR VOTING PURPOSES.

CUSIP: 090660200                                CONTROL NO.

DIRECTORS
---------

DIRECTORS RECOMMEND: A VOTE FOR ELECTION OF THE FOLLOWING DIRECTORS

  1-01-MANFRED F. DYCK, 02-URSULA M. DYCK, 03-KLAUS J.H. HECKELER, MD,
    04-HERBERT W. MARACHE, JR., 05-FREDERICK L. PERL, M.D.,
    06-DAVID M. SCHRECK, M.D.

                                                                      DIRECTORS
PROPOSALS                                                             RECOMMEND
---------                                                             ---------

     "NOTE" SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE
     MEETING OR ANY ADJOURNMENT THEREOF




|FOLD AND DETACH HERE
|
|                       BIOSEARCH MEDICAL PRODUCTS, INC.
|                       06/18/97 AT 10:00 A.M. EDT                 553 ITEM(S)
|                                                              1296021 SHARE(S)
|
|                                  DIRECTORS
|                                  ---------
|                          [MARK 'X' FOR ONLY ONE BOX]
|
|   1 [ ] FOR ALL NOMINEES
|
|     [ ] WITHHOLD ALL NOMINEES
|
|     [ ] WITHOLD AUTHORITY TO VOTE FOR
|         ANY INDIVIDUAL NOMINEE. WRITE
|         NUMBER(S) OF NOMINEE(S) BELOW.
|
|     USE NUMBER ONLY __________________
|
|
|    FOR      AGAINST     ABSTAIN

|    [ ]        [ ]         [ ]     PLEASE INDICATE YOUR PROPOSAL SELECTION BY
|                                   FIRMLY PLACING AN 'X' IN THE APPROPRIATE
|    [ ]        [ ]         [ ]     NUMBERED BOX WITH BLUE OR BLACK INK ONLY.[X]
|
|    [ ]        [ ]         [ ]     SEE VOTING INSTRUCTION NO. 1 ON REVERSE
|
|                                   ACCOUNT NO:
|    FOR      AGAINST     ABSTAIN   CUSIP: 090660200
|
|    [ ]        [ ]         [ ]     CONTROL NO:
|
|    [ ]        [ ]         [ ]     CLIENT NO:
|
|    [ ]        [ ]         [ ]     PLACE "X" HERE IF YOU PLAN TO          [X]
|                                   VOTE YOUR SHARES AT THE MEETING
|
|    FOR      AGAINST     ABSTAIN
|                                          ADP
|    [ ]        [ ]         [ ]
|
|    [ ]        [ ]         [ ]
|                                   51 MERCEDES WAY
|    [ ]        [ ]         [ ]     EDGEWOOD NY 19717
|
|
|    FOR      AGAINST     ABSTAIN
|
|    [ ]        [ ]         [ ]
|
|    [ ]        [ ]         [ ]
|
|    [ ]        [ ]         [ ]
|
|    FOR      AGAINST     ABSTAIN
|
|    [ ]        [ ]         [ ]
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|                                 SIGNATURE(S)                    DATE
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|FOLD AND DETACH HERE